SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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LITMAN GREGORY FUNDS TRUST

(Name of Registrant as Specified In Its Charter)

_________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Dear {Shareholder Name}

I am writing to update you on the progress of the proxy solicitation that we began in September of this year. We have received overwhelmingly positive results from our shareholders to date. We have received 99% of affirmative votes from the 38% of shareholders who have already cast their ballots. We are very pleased with this result, but we need your vote in order to achieve the quorum of more than 50% of total shares voted that is required to pass the proposal. In that regard, we would greatly appreciate your help in passing the proposal outlined in the proxy materials that were mailed earlier this year (and are also enclosed for your convenience).

Briefly, the proxy asks for your approval to amend a fundamental investment restriction of the Litman Gregory Masters Alternative Strategies Fund that we, and the Fund’s Board of Trustees, believe benefits the Fund and its shareholders. The proposed amended fundamental investment restriction regarding investments in commodities is as follows:

[The Fund may not:] Purchase or sell commodities or contracts on commodities, except to the extent that the Fund may do so in accordance with applicable law and the Fund’s Prospectus and Statement of Additional Information, as they may be amended from time to time, and without registering as a commodity pool operator under the Commodity Exchange Act.

The easiest way for you to vote your shares is online or by telephone. You may vote online if you have the Proxy Card that was mailed to you in your possession by going to www.proxyonline.com and entering the 12 digit control number found on the card. You may also call 888-227-9349 toll free to reach an automated touch-tone voting line, enter the control number provided on the card, and vote your shares. You may also call 888-540-8736 to speak with a live operator to vote your shares.

If you do not have the Proxy Card in your possession, you may still vote by telephone by calling 888-540-8736 Monday through Friday 9 a.m. to 10 p.m. Eastern time, provide the registration name on your account and the number of shares you held as of August 23, 2019, which is the record date for this proxy solicitation. Our records indicate the registration name and number of shares are:

Insert Name

Insert Shares

I appreciate your time in reading this letter and voting your shares. If you have any questions about either of the two measures, you may visit our website www.mastersfunds.com or call me directly at (925) 253-5213.

Thank you for your vote.

Best regards,

John Coughlan

Treasurer and Chief Compliance Officer

Litman Gregory Funds Trust